Voting Results of Recent Fund Shareholder Meetings

FIDELITY INVESTMENTS

FIDELITY CONGRESS STREET FUND

JULY 17, 2002

1. To authorize the Trustees to adopt an amended and restated Declaration of Trust.

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 49,027,861.36 61.664% 89.096%	Against 6,000,076.10 7.546% 10.904%	Abstain .00 .000% .000%	TOTAL 55,027,937.46 69.210% 100.000%

3. To elect the thirteen nominees specified below as Trustees:

J. Michael Cook

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,979,696.77 69.150% 99.912%	Withhold 48,240.69 .060% .088%	TOTAL 55,027,937.46 69.210% 100.000%

Ralph F. Cox

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,836,975.77 68.970% 99.653%	Withhold 190,961.69 .240% .347%	TOTAL 55,027,937.46 69.210% 100.000%

Phyllis Burke Davis

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,836,975.77 68.970% 99.653%	Withhold 190,961.69 .240% .347%	TOTAL 55,027,937.46 69.210% 100.000%

Robert M. Gates

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,979,696.77 69.150% 99.912%	Withhold 48,240.69 .060% .088%	TOTAL 55,027,937.46 69.210% 100.000%

Abigail P. Johnson

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 53,714,962.38 67.559% 97.614%	Withhold 1,312,975.08 1.651% 2.386%	TOTAL 55,027,937.46 69.210% 100.000%

Edward C. Johnson 3d

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,810,570.72 68.937% 99.605%	Withhold 217,366.74 .273% .395%	TOTAL 55,027,937.46 69.210% 100.000%

Donald J. Kirk

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,836,975.77 68.970% 99.653%	Withhold 190,961.69 .240% .347%	TOTAL 55,027,937.46 69.210% 100.000%

Marie L. Knowles

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,979,696.77 69.150% 99.912%	Withhold 48.240.69 .060% .088%	TOTAL 55,027,937.46 69.210% 100.000%

Ned C. Lautenbach

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,979,696.77 69.150% 99.912%	Withhold 48,240.69 .060% .088%	TOTAL 55,027,937.46 69.210% 100.000%

Peter S. Lynch

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,953,291.72 69.117% 99.864%	Withhold 74,645.74 .093% .136%	TOTAL 55,027,937.46 69.210% 100.000%

Marvin L. Mann

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,836,975.77 68.970% 99.653%	Withhold 190,961.69 .240% .347%	TOTAL 55,027,937.46 69.210% 100.000%

William O. McCoy

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,979,696.77 69.150% 99.912%	Withhold 48.240.69 .060% .088%	TOTAL 55,027,937.46 69.210% 100.000%

William S. Stavropoulos

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 54,909,166.34 69.061% 99.784%	Withhold 118,771.12 .149% .216%	TOTAL 55,027,937.46 69.210% 100.000%

FUND TOTALS: DOLLARS

RECORD TOTAL $ 79,508,206.11

VOTED DOLLARS $ 55,027,937.46

PERCENT VOTED 69.210%